Exhibit 25.1.1


                        Exhibit 7 to Form T-1


                          Bank Call Notice

                       RESERVE DISTRICT NO. 2
                CONSOLIDATED REPORT OF CONDITION OF

                           Chemical Bank
           of 270 Park Avenue, New York, New York 10017
               and Foreign and Domestic Subsidiaries,
               a member of the Federal Reserve System,

             at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                   Dollar Amounts
             ASSETS                             in Millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .................................  $  5,573
  Interest-bearing balances .........................     2,681
Securities:  ........................................
Held to maturity securities..........................     6,027
Available for sale securities..........................  18,304
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold ................................     1,516
  Securities purchased under agreements to resell ...       287
Loans and lease financing receivables:
  Loans and leases, net of unearned income  $73,829
  Less: Allowance for loan and lease losses   1,885
  Less: Allocated transfer risk reserve ....    104
  Loans and leases, net of unearned income,
  allowance, and reserve ............................    71,840
Trading Assets ......................................    25,315
Premises and fixed assets (including capitalized
  leases)............................................     1,395
Other real estate owned .............................        69
Investments in unconsolidated subsidiaries and
  associated companies...............................       158
Customer's liability to this bank on acceptances
  outstanding .......................................     1,120
Intangible assets ...................................       484
Other assets ........................................     7,254

TOTAL ASSETS ........................................  $142,023
                                                      =========



                              LIABILITIES


Deposits
  In domestic offices ...............................  $46,128
  Noninterest-bearing .........................$16,282
  Interest-bearing ............................ 29,846
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's ..........................................  30,833
  Noninterest-bearing .........................$   199
  Interest-bearing ............................ 30,634

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased ............................. 16,779
  Securities sold under agreements to repurchase ......    810
Demand notes issued to the U.S. Treasury ..............  1,001
Trading liabilities ................................... 20,888
Other Borrowed money:
  With original maturity of one year or less ..........  6,505
  With original maturity of more than one year ........    602
Mortgage indebtedness and obligations under capitalized
  leases ..............................................     18
Bank's liability on acceptances executed and outstanding 1,126
Subordinated notes and debentures .....................  3,411
Other liabilities .....................................  6,287

TOTAL LIABILITIES .....................................134,388


                          EQUITY CAPITAL

Common stock ..........................................    620
Surplus ...............................................  4,524
Undivided profits and capital reserves ................  2,724
Net unrealized holding gains (Losses)
on available-for-sale securities ......................   (241)
Cumulative foreign currency translation adjustments ...      8

TOTAL EQUITY CAPITAL ..................................  7,635
                                                        ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL .......................... $142,023
                                                    ==========


  I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                             JOSEPH L. SCLAFANI




  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


             WALTER V. SHIPLEY        )
             EDWARD D. MILLER         ) DIRECTORS
             WILLIAM B. HARRISON      )